Exhibit 10.3

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (“Third Amendment”), effective as of April 14, 2016 (the “Effective Date”) is entered into by and between ArQule, Inc., a Delaware corporation (the “Company”) with its principal offices at One Wall Street, Burlington, Massachusetts 01803, and Brian Schwartz (“Executive”). The purpose of this Third Amendment is to amend the employment agreement dated as of June 17, 2008 between the Company and Executive, as previously amended by an agreement effective as of February 23, 2012 (the “First Amendment”) and as further amended by an agreement effective as of March 8, 2013 (the “Second Amendment”); the employment agreement as so amended is hereinafter referred to as the “Employment Agreement”). Capitalized terms used but not defined in this Third Amendment shall have the meanings ascribed to them in the Employment Agreement.

In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Company and Executive (collectively, the “Parties”) hereby agree as follows:

1	Term of Employment. Section 1 of the Employment Agreement, as amended, is hereby amended and replaced in its entirety with the following:

“The Company hereby agrees to continue to employ Executive, and Executive hereby accepts such continued employment with the Company, upon the terms and subject to the conditions set forth in the Employment Agreement. The Parties agree that the employment term shall continue through December 31, 2018, unless earlier terminated in accordance with the provisions of Section 5 of the Employment Agreement (the “Employment Term”).”

2	Entire Understanding. This Third Amendment constitutes the entire understanding and agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, written or oral, with respect to the subject matter hereof, except that, other than as explicitly modified by the terms of this Third Amendment, the Employment Agreement shall remain in full force and effect in accordance with its provisions. This Third Amendment shall be incorporated into the Employment Agreement as an additional provision thereto.

3	Governing Law. This Third Amendment shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Amendment as of the date set forth above.

ARQULE, INC.		EXECUTIVE

By:	/s/ Paolo Pucci	By:	/s/ Brian Schwartz
Name: Paolo Pucci		Name: Brian Schwartz
Title: Chief Executive Officer